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                                                                       Exhibit 1


                             Joint Filing Agreement


         The undersigned hereby agree to make joint filings of Form 13D with the U.S. Securities and Exchange Commission with respect to their beneficial ownership of the common stock, par value $0.001 per share, of RAKO Capital Corporation, a Nevada corporation, including all amendments thereto.


Date:    December 18, 2002



                                                  /s/ D. Robert Murphy, Jr.
                                              ----------------------------------
                                              D. ROBERT MURPHY, JR.



                                              OSPREY INVESTMENTS II, INC.



                                              By:   /s/ D. Robert Murphy, Jr.
                                                  ------------------------------
                                                    Name: D. Robert Murphy, Jr.
                                                    Title: President